(d)(3)(i)

Amendment No. 1 to Investment Sub-Advisory Agreement

This Amendment No. 1 (this “Amendment”), made and entered into as of January 23, 2013, is made a part of the Investment Sub-Advisory Agreement between COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC, a Minnesota limited liability company (“Columbia Management” or the “Adviser”), and MARSICO CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Sub-Adviser”), and COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), on behalf of those series of the Trust now or hereafter on Schedule I (each, a “Fund” and collectively, the “Funds”), dated May 1, 2010 (the “Agreement”).

WHEREAS, Columbia Management and Sub-Adviser desire to amend the Agreement, including Schedule I.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule I. Schedule I to the Agreement shall be, and hereby is, deleted and replaced with the Schedule I attached hereto.

[REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

In witness whereof, the parties have caused this Amendment to be executed by their officers designated below as of this 23rd day of January, 2013.

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC		MARSICO CAPITAL MANAGEMENT, LLC

By:	/s/ J. Kevin Connaughton	By:	/s/ Christopher J. Marsico
	Signature		Signature

Name:	J. Kevin Connaughton	Name:	Christopher J. Marsico
	Printed		Printed

Title:	Managing Director	Title:	President
	Printed		Printed

COLUMBIA FUNDS SERIES TRUST

By:	/s/ Michael G. Clarke
Signature

Name:	Michael G. Clarke
Printed

Title:	Chief Financial Officer
Printed

SCHEDULE I

Funds	Effective Date
Columbia Marsico International Opportunities Fund	May 1, 2010
Columbia Multi-Advisor International Equity Fund	May 1, 2010
Columbia Marsico 21st Century Fund	May 1, 2010
Columbia Marsico Focused Equities Fund	May 1, 2010
Columbia Marsico Growth Fund	May 1, 2010
Columbia Marsico Global Fund	May 1, 2010

Compensation. Compensation pursuant to Paragraph 9 of the Agreement shall be calculated in accordance with the following schedule, with respect to assets that are subject to the Sub-Adviser’s investment discretion in the following Funds:

For Columbia Marsico International Opportunities Fund, Columbia Multi-Advisor International Equity Fund, Columbia Marsico 21st Century Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Growth Fund and Columbia Marsico Global Fund, each of the foregoing a series of Columbia Funds Series Trust, Columbia Management shall pay the Sub-Adviser a sub-advisory fee at the annual rates listed below as a percentage of the aggregate average daily net assets of registered funds that are managed by Columbia Management and subadvised by the Sub-Adviser or, in the case of multi-managed funds, the portions of such funds that are managed by the Sub-Adviser, so long as they are subadvised by the Sub-Adviser (together, the “Columbia Marsico Funds”)*:

•	0.35% on the aggregate assets of the Columbia Marsico Funds up to $1.5 billion

•	0.30% on the aggregate assets of the Columbia Marsico Funds between $1.5 billion and $3 billion

•	0.25% on the aggregate assets of the Columbia Marsico Funds between $3 billion and $5 billion; and

•	0.23% on the aggregate assets of the Columbia Marsico Funds in excess of $5 billion

*

For purposes of this fee calculation, the assets sub-advised by the Sub-Adviser in the following Columbia Marsico Funds will be aggregated: (i) Columbia Marsico Flexible Capital Fund, a series of Columbia Funds Series Trust II; (ii) Columbia Marsico 21st Century Fund, a series of Columbia Funds Series Trust (“CFST”); (iii) Columbia Marsico Focused Equities Fund, a series of CFST; (iv) Columbia Marsico Growth Fund, a series of CFST; (v) Columbia Marsico International Opportunities Fund, a series of CFST; (vi) Columbia Marsico Global Fund, a series of CFST; (vii) Columbia Variable Portfolio – Marsico Focused Equities Fund, a series of Columbia Funds Variable Insurance Trust I (“CFVITI”); (viii) Columbia Variable Portfolio – Marsico 21st Century Fund, a series of CFVITI; (ix) Columbia Variable Portfolio – Marsico International Opportunities Fund, a series of CFVITI; (x) Columbia Variable Portfolio – Marsico Growth Fund, a series of

CFVITI; (xi) the portion of Columbia Multi-Advisor International Equity Fund, a series of CFST, managed by the Subadviser; and (xii) Variable Portfolio – Marsico Growth Fund, a series of Columbia Funds Variable Series Trust II.